Exhibit 99.3

VCG Holding Corp. Acquires Jaguar’s Gold Club in Dallas, Texas

DENVER—(BUSINESS WIRE)—VCG Holding Corp. (PTT - news), a growing and leading consolidator and operator of adult nightclubs, today announced that it has completed the acquisition of the Jaguar’s Gold Club in Dallas, Texas. This acquisition was not disclosed or announced prior to today as the Company changed its policy of releasing letters of intent. The Company has purchased 100% of the stock of Manana Productions, Inc., the owner of the Jaguar’s Gold Club in Dallas, Texas, for cash consideration of approximately $6.8 million. VCG will use lines of credit to fund this acquisition. The purchase includes the building, which is subject to a 25 year land lease. The Jaguar’s Gold Club is a Bring Your Own Bottle (BYOB) establishment, and is not subject to a liquor license or the state liquor tax. The Jaguar’s Gold Club has been open for over two years and is on pace to generate annual revenues of approximately $5.0 million and pretax operating profits of around $2.0 million in 2007. Troy Lowrie, Chairman and CEO of VCG Holding, stated, “We are excited about our 18th acquisition and our second acquisition of a club in Texas. We now own and operate Jaguar Clubs in Ft. Worth and Dallas, Texas. We purchased the club for approximately 3.5 times operating profit, or 3.3 times EBITDA. The acquisition will be immediately accretive to earnings and enhances our Texas footprint. In addition, the BYOB concept is a great model that has later hours of operation and strong pretax profit margins. With roughly 3,500 adult entertainment clubs in the U.S. alone, the acquisition pipeline continues to be strong.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns 18 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth and Dallas, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

Forward-Looking Statements:

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

VCG Holding Corporation

Troy H. Lowrie, CEO, 303-934-2424

tlowrie@vcgh.com

or

Brent Lewis, CFO, 303-934-2424

blewis@vcgh.com

Fax: 303-922-0746